Exhibit 23.4

May 5, 2011

Youku.com Inc.

11/F, SinoSteel Plaza

8 Haidian Street, Haidian District

Beijing 100080

People’s Republic of China

Ladies and Gentlemen,

We consent to the reference to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities,” “Corporate Structure”,” Regulation,” and “Legal Matters” in the prospectus included in Youku.com Inc.’s registration statement on Form F-1, which is filed with the Securities and Exchange Commission on 5 May 2011 under the U.S. Securities Act of 1933, as amended.

Yours faithfully, /s/ TransAsia Lawyers TransAsia Lawyers